UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9363 Towne Centre Drive, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers

On September 3, 2013, it was determined that the employment with Mirati Therapeutics, Inc. (the “Company”) of Rachel Humphrey, Executive Vice President and Chief Medical Officer, would terminate effective September 30, 2013.  In connection with the termination, Dr. Humphrey entered into a Separation Agreement and Release with the Company, dated September 3, 2013 (the “Separation Agreement”).

Under the terms of the Separation Agreement, Dr. Humphrey agreed to a general release, in favor of the Company, for all claims arising out of the termination of Dr. Humphrey’s employment.  In exchange for the release and other commitments by Dr. Humphrey, the Company agreed to pay Dr. Humphrey cash severance in an amount equivalent to twelve months of Dr. Humphrey’s current base salary.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 99.1 hereto.

(d)  Appointment of Director

Effective as of August 30, 2013, the Board of Directors (the “Board”) of the Company appointed Craig Johnson as a director of the Company. In addition, Mr. Johnson was appointed to serve as chairman of the Audit Committee.

In connection with Mr. Johnson’s appointment, the Company anticipates granting to Mr. Johnson an option to purchase shares of the Company’s common stock pursuant to the Company’s 2013 Equity Incentive Plan and its current compensation practice for newly appointed non-employee directors. Mr. Johnson will receive a cash retainer consistent with the Company’s current compensation practice for non-employee directors. The Company also anticipates that Mr. Johnson will enter into the Company’s standard indemnification arrangement for officers and directors of the Company.

In connection with Mr. Johnson’s appointment to the Board, and the appointment of Isan Chen, M.D. as Chief Medical and Development Officer, the Company issued a press release on September 4, 2013, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Separation Agreement and Release with Rachel Humphrey, dated September 3, 2013.

99.2	Press release issued by Mirati Therapeutics, Inc. on September 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2013	MIRATI THERAPEUTICS, INC.

	By:	/s/ Charles M. Baum, M.D., Ph.D.
Charles M. Baum, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Separation Agreement and Release with Rachel Humphrey, dated September 3, 2013.

99.2	Press release issued by Mirati Therapeutics, Inc. on September 4, 2013.